SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2009

BRINKER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10275	75-1914582
(State of Incorporation)	(Commission File Number)	(IRS Employment Identification No.)

6820 LBJ Freeway

Dallas, Texas 75240

(Address of principal executive offices)

Registrant’s telephone number, including area code 972-980-9917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of  Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On August 20, 2009, the Registrant issued a Press Release attached as Exhibit 99 to this Current Report on Form 8-K announcing Mr. James E. Oesterreicher’s resignation from the Registrant’s Board of Directors effective the end of his current term on October 28, 2009.  Mr. Oesterricher has served on the Board of Directors for 15 years.

Section 7 – Regulation FD.

Item 7.01.   Regulation FD Disclosure.

The information contained in this Current Report on Form 8-K, including the Exhibits attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  Furthermore, the information contained in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Further in the Press Release, attached as Exhibit 99, the Registrant announced the declaration on August 20, 2009 of the Registrant’s quarterly dividend to common stock shareholders in the amount of $0.11 per share.  The dividend will be payable on September 23, 2009 to shareholders of record at the close of business on September 11, 2009.

Section 9 – Financial Statements and Exhibits.

Item 9.01.   Financial Statements and Exhibits.

(d)    Exhibits.

99 Press Release, dated August 20, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRINKER INTERNATIONAL, INC.

Date: August 21, 2009	By:	/s/ Douglas H. Brooks
Douglas H. Brooks, Chairman of the Board
President and Chief Executive Officer